UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2025

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

(Exact name of Registrant as Specified in Its Charter)

Washington	001-41871	91-1069248
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Sterling Plaza 2 3rd Floor 3545 Factoria Blvd SE
Bellevue, Washington		98006
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 206 674-3400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EXPD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 19, 2025, Expeditors International of Washington, Inc. (the "Company" or "Expeditors") named Kelly K. Blacker, current President - Global Products as the Company’s new President - Global Geographies, effective April 1, 2025.

Kelly K. Blacker, 52, joined Expeditors in 1994 and was promoted to New York Branch Manager in 2001, Columbus District Manager in 2004, Memphis District Manager in 2007, and Atlanta District Manager in 2011. Ms. Blacker was named Regional Vice President of the U.S. Mid-Atlantic region in 2015, and Senior Vice President of Global Air in May 2020. In November 2023, Ms. Blacker was appointed President, Global Products, effective January 1, 2024.

There are no arrangements or understandings between Ms. Blacker and any other persons pursuant to which Ms. Blacker was appointed President, Global Geographies. Ms. Blacker does not have any family relationship with any of the Company’s Board of Directors or executive officers or any persons nominated or chosen by the Company to be a Director or executive officer. Ms. Blacker has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

Date:	March 20, 2025	By:	/s/ Bradley S. Powell
Bradley S. Powell, Senior Vice President and Chief Financial Officer